NEWS RELEASE Contact: Mid Penn Bancorp, Inc. Jennifer Trautlein jen.trautlein@midpennbank.com 717-914-6577 FOR IMMEDIATE RELEASE Mid Penn Bancorp, Inc. Completes Acquisition of 1st Colonial Bancorp, Inc. Harrisburg, Pa., (March 2, 2026) – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB) today announced that its acquisition of 1st Colonial Bancorp, Inc. (“1st Colonial”) was completed after the close of business on February 27, 2026. In connection with the holding company merger, 1st Colonial’s banking subsidiary, 1st Colonial Community Bank, has been merged with and into Mid Penn’s subsidiary bank, Mid Penn Bank. The cash-and-stock transaction was valued at approximately $106.1 million and further extends Mid Penn’s footprint into the greater Philadelphia metropolitan area and southern New Jersey. The consolidated assets of the combined company total approximately $7 billion. “We are pleased to complete our merger with 1st Colonial and to welcome its customers and employees to Mid Penn Bank and its shareholders to Mid Penn Bancorp, Inc.,” Mid Penn Chair, President and CEO Rory G. Ritrievi said. “This transaction builds on our existing presence in the greater Philadelphia and southern New Jersey markets and enhances our ability to serve customers with additional resources and capabilities. Our focus now is on executing a smooth transition and continuing to deliver the personalized service our customers and communities expect.” In connection with the merger, Thomas R. Brugger, a former director of 1st Colonial, was appointed to serve as a director of Mid Penn and Mid Penn Bank, effective as of the effective time of the merger. Keefe, Bruyette & Woods, A Stifel Company, served as exclusive financial advisor to Mid Penn and Holland & Knight LLP served as Mid Penn’s legal advisor in the transaction. Stephens Inc. served as exclusive financial advisor to 1st Colonial and rendered a fairness opinion to 1st Colonial, and Stradley Ronon Stevens & Young, LLP served as 1st Colonial’s legal advisor in the transaction. About Mid Penn Bancorp, Inc.

Mid Penn Bancorp, Inc. (NASDAQ: MPB), headquartered in Harrisburg, Pennsylvania, is the parent company of Mid Penn Bank, a full-service commercial bank. Mid Penn operates 62 retail locations throughout Pennsylvania and central and southern New Jersey, has total assets of approximately $7 billion, and offers a comprehensive portfolio of financial products and services to the communities it serves. To learn more, please visit www.midpennbank.com. Safe Harbor for Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: difficulties and delays in integrating the business or fully realizing cost savings and other benefits; ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve other merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions. For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the Securities and Exchange Commission (SEC), including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law. # # #